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                                                                  EXHIBIT 3.2(c)



                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            BOWIE RESOURCES, LIMITED


         Pursuant to the provisions of the Colorado Business Corporation Act, BOWIE RESOURCES, LIMITED hereby adopts the following Articles of Amendment to its Articles of Incorporation as follows:

         1. The name of the corporation is Bowie Resources, Limited (the "Corporation").

         2. Article VIII of the Corporation's Articles of Incorporation, as amended or restated to date, is deleted in its entirety and replaced with the following new Article VIII:

                                 "Article VIII.
                                Cumulative Voting

                  Cumulative voting shall be required in the election of directors of the Corporation."

         3. This amendment was authorized by the shareholders on __________________, 1997, pursuant to the provisions of the Colorado Business Corporation Act.

         4. There were _____ common shares of the Corporation issued, outstanding and entitled to vote on the amendment. Of these shares, _____ were indisputably represented and cast in favor of the amendment. The number of votes cast in favor of the amendment was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment to Articles of Incorporation of Bowie Resources, Limited.


                                         BOWIE RESOURCES, LIMITED


                                         By: /s/ Larry A. Addington
                                             -----------------------------------
                                             Larry A. Addington, President


THIS INSTRUMENT PREPARED BY:



ATTORNEY FOR BOWIE RESOURCES, LIMITED

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